Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116916 of First Regional Bancorp on Form S-8 of our report dated June 16, 2008, appearing in this Annual Report on Form 11-K of First Regional Bank 401(k) Plan for the years ended December 31, 2007 and December 31, 2006.

/s/ Farber Hass Hurley, LLP
Camarillo, California

Los Angeles, California

June 27, 2008